Exhibit 21.1
Significant Subsidiaries - December 31, 2025

Entity	Jurisdiction
Ares Holdco LLC	Delaware
Ares Holdings L.P.	Delaware
Ares Finance Co. LLC	Delaware
Ares Finance Co. II LLC	Delaware
Ares Finance Co. III LLC	Delaware
Ares Finance Co. IV LLC	Delaware
Ares Management Worldwide Holdings LLC	Delaware
Ares AMWH Holdings, Inc.	Delaware
Ares Investments Holdings LLC	Delaware
Ares Management Holdings L.P.	Delaware
Ares Management LLC	Delaware
Ares Operations LLC	Delaware
BootstrapLabs IP Ventures, LLC	Delaware
Ares European Operations S.à r.l.	Luxembourg
Ares Management Capital Markets LLC	Delaware
Ares Wealth Management Solutions, LLC	Colorado
Ares Management PL LLC	Delaware
Ares Insurance Solutions LLC	Delaware
Ares Capital Management LLC	Delaware
Ares Capital Management II LLC	Delaware
Ares Capital Management III LLC	Delaware
Ares Management Limited	England and Wales
Ares Management Luxembourg	Luxembourg
Ares Management UK Limited	England and Wales
Ares Commercial Real Estate Management LLC	Delaware
Ares Australia Holdings LLC	Delaware
Ares India Management (US) LLC	Delaware
Ares Operations India Private Limited	India
AOI Holdings, LLC	Delaware
Ares Administrative Services (DIFC) Limited	Dubai
ACE IV GP LLC	Delaware
Ares Capital Europe IV GP S.à r.l.	Luxembourg
Ares Capital Europe IV GP (Delaware), L.P.	Delaware
ACE V GP LLC	Delaware
Ares Capital Europe V GP S.à r.l.	Luxembourg
Ares Capital Europe V GP (Delaware), LP	Delaware
ACE VI GP LLC	Delaware
ACE VI RNF GP LLC	Delaware
Ares Capital Europe VI GP S.à r.l.	Luxembourg
Ares Capital Europe VI GP (Delaware), LP	Delaware

Ares PCS Management GP II, LLC	Delaware
Ares PCS Management II, L.P.	Delaware
Ares SDL Capital Investors GP LLC	Delaware
Ares SDL Capital Management LLC	Delaware
SDL Management GP, L.P.	Cayman Islands
CION Ares Management, LLC	Delaware
Ares Alternative Credit Management LLC	Delaware
APC Management GP LLC	Delaware
APC Management, L.P.	Delaware
APF Management II GP LLC	Delaware
APF Management II, L.P.	Delaware
ASOF Investment Management, LLC	Delaware
ASOF Management II GP LLC	Delaware
ASOF Management II, L.P.	Delaware
ACOF Investment Management LLC	Delaware
ACOF Management V GP LLC	Delaware
ACOF Management V, L.P.	Delaware
Ares PE Co-Invest GP LLC	Delaware
ACOF Management VI GP LLC	Delaware
ACOF Management VI, L.P.	Delaware
AESIF GP LLC	Delaware
AESIF Europe GP S.à r.l.	Luxembourg
Double Diamond LLC	Delaware
Ares Industrial Real Estate Fund Manager LLC	Delaware
Ares Industrial Real Estate Fund GP LLC	Delaware
AIREF Cayman GP LLC	Delaware
AIREF Lux GP S.à r.l.	Luxembourg
AIREIT Incentive Fee GP LLC	Delaware
AREIT Incentive Fee GP LLC	Delaware
Landmark Partners, LLC	Delaware
Landmark Equity Advisors, L.L.C.	Delaware
Landmark Partners XVI-GP, L.P.	Delaware
Ares Blossom Non-US Holdings Limited	Cayman Islands
Ares Blossom Non-US Fund Management Holdings LLC	Cayman Islands
GLP Japan Logistics Income Fund GP, Pte. Ltd.	Singapore
JIF Japan Partners GP, Pte. Ltd.	Singapore
GLP JIF SMA Fund I GP Pte. Ltd.	Singapore
GCP Europe Management S.à r.l.	Luxembourg
Japan Income Fund GK	Japan
GLP Japan Inc.	Japan
GLP Japan Advisors, Inc.	Japan
EIP II GP S.à r.l.	Luxembourg